As filed with the Securities and Exchange Commission on June 3, 2008              Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

                URS CORPORATION
                 (Exact name of registrant as specified in its charter)

Delaware	94-1381538
(State of Incorporation)	(I.R.S. Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices)

2008 EQUITY INCENTIVE PLAN
2008 EMPLOYEE STOCK PURCHASE PLAN
 (Full title of the plans)

H. Thomas Hicks
Vice President and Chief Financial Officer
URS Corporation
600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(415) 774-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Samuel M. Livermore, Esq.
Cooley Godward Kronish, LLP
101 California Street, 5th Floor
San Francisco, California 94111-5800
(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	13,000,000 shares(2)	$47.85	$622,050,000.00	$24,446.57

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall cover an indeterminate amount of any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2008 Equity Incentive Plan and the Registrant’s 2008 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of the Registrant’s common stock effected without the Registrant’s receipt of consideration.

(2)
Includes all shares currently authorized under the Registrant’s 2008 Equity Incentive Plan (the “EIP”) and the Registrant’s 2008 Employee Stock Purchase Plan (the “ESPP”), as detailed in the chart below.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act.  The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on May 30, 2008 as quoted on the New York Stock Exchange.  No shares or options or other rights to acquire common stock of the Registrant have been granted under either the EIP or ESPP.  The following chart illustrates the calculation of the registration fee:

Securities	Number of Shares	Offering Price per Share	Aggregate Offering Price
Common stock reserved for issuance under the 2008 Equity Incentive Plan	5,000,000	$47.85	$239,250,000.00
Common stock reserved for issuance under the 2008 Employee Stock Purchase Plan	8,000,000	$47.85	$382,800,000.00
Total	13,000,000	$47.85	$622,050,000.00
Registration Fee			$24,446.57

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering: (i) 5,000,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2008 Equity Incentive Plan and (ii) 8,000,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2008 Employee Stock Purchase Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 28, 2007, filed with the Commission on February 26, 2008, and amended by the filing with the Commission of Form 10-K/A on February 28, 2008.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2008, filed with the Commission on May 7, 2008.

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission (excluding any portion of such reports  deemed furnished to the Commission) on January 16, 2008 (as amended on Form 8-K/A filed on February 4, 2008), February 4, 2008,  April 1, 2008 and May 23, 2008, and the Current Report on Form 8-K/A filed with the Commission on January 28, 2008 (amending a Current Report on Form 8-K filed on November 21, 2007).

(d) The description of the Registrant’s common stock contained in its registration statement on Form 8-A filed with the Commission on January 30, 1984, including any amendment or report filed thereafter for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

For purposes of the registration statement, any statement contained in a report or other document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed report or other document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  In the case of an action or suit by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.  Section 145 provides that, to the extent a present or former director or  officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

The By-laws of the Registrant require the Registrant to indemnify any officer, director or employee who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee of another corporation or partnership, joint venture, trust or other enterprise, if the indemnified person acted in good faith and in a manner he reasonable believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  With respect to actions by or in the right of the Registrant, indemnification will be provided if the person acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant; however, no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged liable for negligence or misconduct in the performance of his duties to the Registrant, unless, and only to the extent that, the court determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity.  Indemnification covers expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by the indemnified person in connection with the action, suit or proceeding. To the extent that a director, officer or employee of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred above, or in defense of any claim, issue or matter therein, he will be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him.  Expenses incurred in defending a civil or criminal action, suit or proceeding will be paid by the corporation in advance of the final disposition of the action, suit or proceeding (unless the board of directors, or the appropriate officer of the Registrant acting pursuant to delegated authority of the board of directors, determines in the specific case that the applicable standard of conduct has not been met), but only upon receipt of an undertaking by the indemnified person to repay such amount if it is ultimately determined that he is not entitled to indemnification.

The Registrant has purchased and maintains insurance to protect persons entitled to indemnification in accordance with the Registrant’s By-Laws against liabilities asserted against or incurred by them in their capacity or arising out of their status.

The Registrant has entered into indemnification agreements with its directors and certain of its officers. These agreements, among other things, require the Registrant to indemnify the director or officer to the fullest extent permitted by Delaware law, including indemnification for attorneys’ fees and all other costs, expenses and obligations and judgments, fines, penalties and settlement amounts paid or incurred by the director or officer in any action or proceeding, including any action by or in the right of the Registrant, arising out of the person’s services as a director or officer of the Registrant or any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise to which the person provides services at the Registrant’s request.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1(1)	Certificate of Incorporation of the Registrant.
4.2(2)	Certificate of Amendment of Certificate of Incorporation of the Registrant as amended October 18, 1999.
4.3(3)	Certificate of Elimination of the Registrant, as filed with the Secretary of the State of Delaware on July 23, 2003.
4.4(4)	Certificate of Amendment of Certificate of Incorporation of the Registrant as amended March 24, 2004.
4.5	Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of the State of Delaware on May 22, 2008.
4.6(5)	By-laws of the Registrant as amended through January 30, 2008.
4.7(6)	Specimen Common Stock Certificate.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (contained on the signature page to this registration statement).
99.1(7)	2008 Equity Incentive Plan.
99.2(8)	Form of Grant Notice for Restricted Stock Unit Award and Restricted Stock Unit Award Agreement under the 2008 Equity Incentive Plan.
99.3(9)	Form of Grant Notice for Restricted Stock Award and Restricted Stock Award Agreement under the 2008 Equity Incentive Plan.
99.4(10)	2008 Employee Stock Purchase Plan.
99.5	Form of 2008 Employee Stock Purchase Plan Offering Document.

(1) Previously filed as Exhibit 3.1 to the Registrant’s Form 10-K as filed with the Commission for the fiscal year ended October 31, 1991, and incorporated by reference herein (Commission File Number 1-7567).

(2) Previously filed as Exhibit 3.3 to the Registrant’s Form 10-K as filed with the Commission on January 22, 2004, and incorporated by reference herein.

(3) Previously filed as Exhibit 3.1 to the Registrant’s Form 10-Q as filed with the Commission on September 15, 2003, and incorporated by reference herein.

(4) Previously filed as Exhibit 3.1 to the Registrant’s Form 10-Q as filed with the Commission on June 14, 2004, and incorporated by reference herein.

(5) Previously filed as Exhibit 3.05 to the Registrant’s Form 8-K as filed with the Commission on February 4, 2008, and incorporated by reference herein.

(6) Previously filed as Exhibit 4.1 to the Registrant’s Form S-1 or amendments thereto as filed with the Commission on June 5, 1991, and incorporated by reference herein.

(7) Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K as filed with the Commission on May 23, 2008, and incorporated by reference herein.

(8) Previously filed as Exhibit 10.2 to the Registrant’s Form 8-K as filed with the Commission on May 23, 2008, and incorporated by reference herein.

(9) Previously filed as Exhibit 10.3 to the Registrant’s Form 8-K as filed with the Commission on May 23, 2008, and incorporated by reference herein.

(10) Previously filed as Appendix C to the Registrant’s Proxy Statement as filed with the Commission on April 22, 2008, and incorporated by reference herein.

Item 9. Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 3rd day of June, 2008.

URS Corporation

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints H. Thomas Hicks and Reed N. Brimhall, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin M. Koffel	Chairman of the Board of Directors and Chief Executive Officer	June 3, 2008
Martin M. Koffel

/s/ H. Thomas Hicks	Vice President and Chief Financial Officer	June 3, 2008
H. Thomas Hicks

/s/ Reed N. Brimhall	Vice President, Controller and Chief Accounting Officer	June 3, 2008
Reed N. Brimhall

/s/ H. Jesse Amelle	Director	June 3, 2008
H. Jesse Amelle

/s/ Armen Der Marderosian	Director	June 3, 2008
Armen Der Marderosian

/s/ Mickey P. Foret	Director	June 3, 2008
Mickey P. Foret

/s/ Lydia H. Kennard	Director	June 3, 2008
Lydia H. Kennard

/s/ Joseph W. Ralston	Director	June 3, 2008
Joseph W. Ralston

/s/ John D. Roach	Director	June 3, 2008
John D. Roach

/s/ Douglas W. Stotlar	Director	June 3, 2008
Douglas W. Stotlar

/s/ William P. Sullivan	Director	June 3, 2008
William P. Sullivan

/s/ William D. Walsh	Director	June 3, 2008
William D. Walsh

EXHIBIT INDEX

Exhibits.

Exhibit Number	Description
4.1(1)	Certificate of Incorporation of the Registrant.
4.2(2)	Certificate of Amendment of Certificate of Incorporation of the Registrant as amended October 18, 1999.
4.3(3)	Certificate of Elimination of the Registrant, as filed with the Secretary of the State of Delaware on July 23, 2003.
4.4(4)	Certificate of Amendment of Certificate of Incorporation of the Registrant as amended March 24, 2004.
4.5	Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of the State of Delaware on May 22, 2008.
4.6(5)	By-laws of the Registrant as amended through January 30, 2008.
4.7(6)	Specimen Common Stock Certificate.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (contained on the signature page to this registration statement).
99.1(7)	2008 Equity Incentive Plan.
99.2(8)	Form of Grant Notice for Restricted Stock Unit Award and Restricted Stock Unit Award Agreement under the 2008 Equity Incentive Plan.
99.3(9)	Form of Grant Notice for Restricted Stock Award and Restricted Stock Award Agreement under the 2008 Equity Incentive Plan.
99.4(10)	2008 Employee Stock Purchase Plan.
99.5	Form of 2008 Employee Stock Purchase Plan Offering Document.

(1) Previously filed as Exhibit 3.1 to the Registrant’s Form 10-K as filed with the Commission for the fiscal year ended October 31, 1991, and incorporated by reference herein (Commission File Number 1-7567).

(2) Previously filed as Exhibit 3.3 to the Registrant’s Form 10-K as filed with the Commission on January 22, 2004, and incorporated by reference herein.

(3) Previously filed as Exhibit 3.1 to the Registrant’s Form 10-Q as filed with the Commission on September 15, 2003, and incorporated by reference herein.

(4) Previously filed as Exhibit 3.1 to the Registrant’s Form 10-Q as filed with the Commission on June 14, 2004, and incorporated by reference herein.

(5) Previously filed as Exhibit 3.05 to the Registrant’s Form 8-K as filed with the Commission on February 4, 2008, and incorporated by reference herein.

(6) Previously filed as Exhibit 4.1 to the Registrant’s Form S-1 or amendments thereto as filed with the Commission on June 5, 1991, and incorporated by reference herein.

(7) Previously filed as Exhibit 10.1 to the Registrant’s Form 8-K as filed with the Commission on May 23, 2008, and incorporated by reference herein.

(8) Previously filed as Exhibit 10.2 to the Registrant’s Form 8-K as filed with the Commission on May 23, 2008, and incorporated by reference herein.

(9) Previously filed as Exhibit 10.3 to the Registrant’s Form 8-K as filed with the Commission on May 23, 2008, and incorporated by reference herein.

(10) Previously filed as Appendix C to the Registrant’s Proxy Statement as filed with the Commission on April 22, 2008, and incorporated by reference herein.